                                  EXHIBIT 99.1


HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED DEBT AND PREFERRED STOCK SECURITIES RATINGS

                                           STANDARD             MOODY'S
                                           & POOR'S           INVESTORS      FITCH, INC.(1)
                                        CORPORATION             SERVICE
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
HOUSEHOLD INTERNATIONAL, INC.:
     Senior debt                                 A-                  A3                   A
     Commercial paper                           A-2                 P-2                 F-1
     Preferred stock                            BBB                Baa2                  A-

HOUSEHOLD FINANCE CORPORATION:
     Senior debt                                 A-                  A2                   A
     Senior subordinated debt                  BBB+                  A3                  A-
     Commercial paper                           A-2                 P-1                 F-1

HOUSEHOLD BANK, F.S.B.:
     Senior debt                                 A-                  A2                   A
     Subordinated debt                         BBB+                  A3                  A-
     Certificates of deposit
         (long/short-term)                   A-/A-2              A2/P-1              A+/F-1
     Bank notes                                 A-2                 P-1                 F-1

HOUSEHOLD BANK PLC:
     Senior debt                                 A-                  A2                   A
     Commercial paper                           A-2                 P-1                  NR

HOUSEHOLD FINANCIAL CORP. LTD.
     Senior Debt                                 A-                  A2                   A
     Commercial paper                           A-2                 P-1                  NR
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

NR - Not rated
(1)  All ratings on Ratings Watch Negative